UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Investment Agreement

On February 24, 2025, ContextLogic Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Investment Agreement”) with ContextLogic Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Holdings”), and BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (the “Investor”), relating to the issuance and sale by Holdings of an aggregate of up to 18,750,000 Class A convertible preferred units (the “Preferred Units”) for an aggregate purchase price of up to $150,000,000 (the “Investment Transaction”). An initial closing of the Investment Transaction (the “Initial Closing”) shall occur on the third (3rd) business day after the date upon which all conditions set forth the Investment Agreement have been satisfied or (if permissible) waived whereby Holdings shall issue and sell 9,375,000 Preferred Units to the Investor for an aggregate purchase price of $75,000,000. In connection with an Acquisition (as defined below), Holdings may, at its option, issue an additional 9,375,000 Preferred Units to the Investor for an aggregate purchase price of $75,000,000. The Company and Holdings intend to use the net proceeds from the issuance and sale of the Preferred Units as cash on hand to finance the future acquisition of assets or a target business (the “Acquisition”).

Preferred Units

The relative designations, rights, preferences, powers, restrictions, and limitations relating to the Preferred Units will be set forth in that certain Amended and Restated Limited Liability Company Agreement of Holdings (the “A&R LLCA”) which will be entered into at the Initial Closing. The Preferred Units will have a preferred return rate of 4.00% per annum prior to the Acquisition, and 8.00% per annum thereafter, which, in each case, will accrue daily and, to the extent not paid in cash, compound quarterly. Pursuant to the A&R LLCA, the Preferred Units will also have certain voting and consent rights and, commencing on or after the fifth (5th) anniversary of the Acquisition, subject to certain limitations, will be subject to redemption at the option of Holdings. If no Acquisition has been consummated on or prior to the second (2nd) anniversary of the Initial Closing, the holders of the Preferred Units will have the right to require Holdings to redeem all of the outstanding Preferred Units for cash.

Board Matters

Prior to the Initial Closing, Ted Goldthorpe and Mark Ward will be appointed by the current members of the board of directors of the Company (the “Board”) to serve as directors on the Board and the Company agreed to maintain customary directors’ and officers’ liability insurance consistent with its past practice. If at any time following the Initial Closing, less than two persons affiliated with the Investor are serving on the Board, the Investor shall be entitled to appoint: (a) if the Investor holds at least 10% of the outstanding Class B common units (the “Common Units”) of Holdings on a fully diluted basis, up to one (1) observer to the Board and any committee thereof; and (b) if the Investor holds at least 20% of the outstanding Common Units of Holdings on a fully diluted basis, up to a total of two (2) observers to the Board.

Contribution

Prior to the Initial Closing, the Company will enter into a contribution agreement with Holdings (the “Contribution Agreement”) pursuant to which the Company will contribute $141,702,000 and commit to contribute an aggregate additional $5,000,000 in currently restricted cash in April and September of 2025 to Holdings in exchange for 26,322,115.38 Common Units.

The foregoing descriptions of the terms of the Investment Agreement, the Preferred Units, the A&R LLCA and the Contribution Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement and the form of Contribution Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2025, the Company issued a Press Release announcing the Investment Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Investment Agreement, dated as of February 24, 2025, by and among ContextLogic Inc., ContextLogic Holdings, LLC and BCP Special Opportunities Fund III Originations LP.
10.2	Form of Contribution Agreement by and between ContextLogic Inc. and ContextLogic Holdings, LLC.
99.1	Press Release issued by ContextLogic Inc., dated February 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	February 28, 2025	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer